Non Exclusive Cooperation Agreement

Dated December 17th, 2012 (the "Effective Date"), based on prior verbal consent

Party A: Treatec 21 Industries Ltd., an Israeli private company (hereinafter referred to as "Treatec") with its principal place of business located at 7 Jabotinsky St. Ramat Gan 52520, Israel.

Party B: ADB International Group, Inc., a New jersey corporation with its principal place of business located at 1440 West Bitters Road, Suite 1931, San Antonio, TX 78248 (hereinafter referred to as "ADBI");

Hereby agree as follows:

1. Cooperation Background

a. Treatec is an Israeli company in possession of technologies and integrated solutions related to Multi-Stage Biological System (MSBS), combined or not with Advanced Oxidation Process (AOP and/or Denitrification system) to treat a variety of wastewater;

b. ADBI is a development stage company with experience in the water treatment and water desalinization industry;

c. ADBI, after assessment and evaluation of Treatec’s technologies, is interested to representing and working with Treatec, in order to promote, on a non-exclusive basis, Treatec's business and facilitate the execution by Treatec of water treatment projects (the “Projects”) using MSBS integrated solutions in the USA, Australia and New Zealand (Hereinafter referred to as the " Territory").

d. Within 12 months from the date of this agreement, the parties agree to commence discussions of granting exclusivity terms to ADBI, in the Territory or part of the Territory, based upon the cooperation outcome between the parties.

2. The scope of the agreement

a. Establish working relationships between the parties to the agreement related to sourcing of water treatment projects using MSBS integrated solutions in the Territory.

b. ADBI will be responsible for locating suitable Projects and presenting them to Treatec, provided however that ADBI may not, under any circumstances, undertake any commitments on behalf of Treatec or which will in any way ne binding upon Treatec. ADBI represents that it has the experience, know-how, ability, and contacts to fulfill its undertakings hereunder and that there is no legal or other impediment preventing it from entering into this agreement and performing its undertakings.

c. Treatec shall provide ADBI's personnel with the necessary training and support, in the scope and manner as shall be determined by Treatec at its reasonable discretion, as shall be reasonably determined by Treatec as necessary for ADBI's personnel to understand the applicability and suitability of Treatec's technology for potential Projects, for the purpose of enabling ADBI's personnel to present Treatec's technology and solutions to potential customers. It is clarified that nothing herein shall require Treatec to divulge technically or commercially sensitive information.

d. Treatec shall review the potential Projects submitted to it by ADBI and shall, at its sole discretion, decide whether its technologies are suitable for such Projects and whether it is interested in pursuing such Projects. Treatec shall notify ABDI of its decision as soon as practicable after it has received all pertinent information regarding a Project and had sufficient opportunity to examine a Projects merits and potential.

e. Should Treatec resolve to pursue a Project, the parties shall negotiate in good faith each Party's respective roles, responsibilities and share in the revenues with respect to the Project, it being agreed that ABDI's role shall be to provide or facilitate all funding which may be required for the Project and Treatec shall only be required to provide its technology and support therefore.

f. Once the roles, responsibilities and share in revenues of each party is agreed, the parties shall enter into an agreement with respect to such Project, which shall be subject to obtaining all approvals required by law, including without limitation the approvals required under the statutes applicable to Treatec's primary shareholder, Yaad Industrial Representation Ltd.

g. In the event the parties hereto enter into an agreement with respect to a Project, they shall jointly enter into negotiations with the entity requisitioning the Project and with any other third parties, as may be required to carry out the Project. Unless agreed otherwise, Treatec shall not be required to provide any funding with respect to a Project and providing and/or facilitating funding shall be the sole responsibility of ABDI. Unless agreed otherwise, ABDI shall not enter into an agreement with any entity with regard to the Project, and shall not make any financial commitments with respect to a Project which may affect Treatec's revenues from the Project, without Treatec's prior written approval.

3. The conditions

a. Once an agreement is reached between the parties with respect to a Project, as set forth in Section 2(f) above, Treatec and ADBI will work together on the application of MSBS integrated solutions to the Project.

b. ADBI undertakes that throughout the term of this agreement, whenever a water treatment project in which it becomes involved can use Treatec's solutions, Treatec's solutions will be given preference and will be used in such project to the maximum extent possible, subject to an agreement between the parties with respect to such project.

c. ADBI will inform prospective customers that all proposed solutions are subject to Treatec’s approval.

d. Treatec undertakes that during the term of this Agreement and for a period of 24 months thereafter, it will not, without receiving the prior written consent of ADBI, enter into an agreement for providing its solutions to a Project which was presented to it by ADBI during the term of this Agreement, whether such Project was originally rejected by Treatec or not.

4. Term and Termination:

a. This agreement shall become effective on the date that it is signed by the last of the parties below, and shall continue until the expiration of Two (2) years following the Effective Date, unless terminated earlier in accordance with the provisions of Section 4b below. Prior to the expiration of the 2-year period the parties shall, unless this agreement was terminated earlier, discuss the extension of the term of this agreement. It is agreed that no party shall be obliged to agree on any such extension.

b. Either party may terminate this agreement at any time and for any reason by providing 90 days prior written notice to the other party.

c. In the event of termination, each party shall remain entitled to its rights hereunder with respect to Projects commenced prior to the date of termination. In addition, the parties hereto shall negotiate in good faith in order to complete projects that were commenced but not yet completed on the date of termination, subject to obtaining all required approvals. For the purpose hereof a Project shall be deemed to have commenced when an order is received from the customer and provided it was approved by Treatec.

5. Conflict Resolution, Governing Law

Both Parties will do their best to solve any disagreement between them in a friendly manner. Any disagreement arising out of or under this agreement shall be finally and exclusively settled by arbitration with a mutually selected arbitrator. All proceedings shall take place in Israel and under Israeli laws.

6. General

a. Intellectual Property. Treatec (and its licensors) own and retain all right, title and interest in and to: (i) the Treatec technology and all related documentation, and (ii) all copyrights, patent rights, trademarks, trade secret rights and other intellectual property rights in the foregoing. Nothing herein shall be deemed as granting ABDI any right in or to any of Treatec's technology, know how, patents or other intellectual property.

b. Confidentiality. Any information of a confidential or proprietary nature that is disclosed by one party to the other party under this agreement shall (1) only be used solely for the purpose of performing under this agreement, (2) will be kept strictly confidential. The parties shall execute SECRECY, NON-COMPETITION AND PROPRIETARY INFORMATION AGREEMENT in the form attached as Exhibit A hereto.

c. No Right to Obligate; Assignment. Neither party shall have the right to bind or obligate the other. ADBI may not assign this agreement without the prior written consent of Treatec. Any prohibited assignment shall be null and void.

d. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement, superseding any prior or contemporaneous agreements or understandings, whether written, electronic or oral, which may have existed between the parties on such subject matter. This Agreement will not be varied, amended, or supplemented except as described in the following sentence. Any amendment, interpretation or waiver of any of the provisions of this Agreement shall only be effective in a writing which makes specific reference to this Agreement and is signed by both parties.

IN WITNESS WHEREOF, the parties, each acting under due and proper authority, has executed this agreement as of the last of the dates set forth below.

Signature:

Party A: Treatec21 Industries Ltd                                      Party B: ADB INTERNATIONAL GROUP, INC.

Name: /s/ Yaron Yenni                                                              Name: /s/ Yoseph Zekri

Title: Director                                                                        Title: Chairman